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                                                                  EXHIBIT 10(ll)

                            CENTERPOINT ENERGY, INC.
                        STOCK PLAN FOR OUTSIDE DIRECTORS
                 (AS AMENDED AND RESTATED EFFECTIVE MAY 7, 2003)

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                                    ARTICLE I

                                     PURPOSE

                  The purpose of this CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated effective May 7, 2003 (the "Plan") is to provide for a method of compensation of Outside Directors of CenterPoint Energy, Inc. and any successor thereto (the "Company") that will strengthen the alignment of their financial interests with those of the Company's shareholders through increased ownership of shares of the Company's Common Stock by such Outside Directors. The Plan is intended to (i) enhance the Company's ability to maintain a competitive position in attracting and retaining qualified Outside Directors who contribute, and are expected to contribute, materially to the success of the Company and its Subsidiaries; (ii) provide a means of compensating such Outside Directors whereby the compensation received will have a value dependent on the price of the Common Stock; and (iii) enhance the interest of such Outside Directors in the Company's continued success and progress by further aligning each Outside Director's interests with those of the Company's shareholders. Stock Awards under this Plan shall be in addition to the annual retainer fee and meeting fees earned by Outside Directors of the Company.

                                   ARTICLE II

                                   DEFINITIONS

                  For purposes of the Plan, the terms set forth below shall have the following meanings:

                  "ANNUAL AWARD DATE" means the first business day of the month immediately following each Annual Meeting of Shareholders, commencing with the June 2nd following the May 7, 2003 Annual Meeting of Shareholders of the Company.

                  "BOARD" means the Board of Directors of the Company.

                  A "CHANGE OF CONTROL" shall be deemed to have occurred upon the occurrence of any of the following events:

                  (a) 30% Ownership Change: Any Person makes an acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock; or

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                  (b)      Board Majority Change: Individuals who are Incumbent
         Directors cease for any reason to constitute a majority of the members of the Board; or

                  (c) Major Mergers and Acquisitions: Consummation of a Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company's consolidated long-term debt (in each case, determined immediately prior to such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately prior to consummation of such Business Combination; or

                  (d) Major Asset Dispositions: Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the board of directors of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately prior to consummation of such Major Asset Disposition.

         For purposes of the foregoing,

                  (1) the term "Person" means an individual, entity or group;

                  (2) the term "group" is used as it is defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act");

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                  (3)      the term "beneficial owner" is used as it is defined
         for purposes of Rule 13d-3 under the Exchange Act;

                  (4) the term "Outstanding Voting Stock" means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) shall be determined based on the combined voting power of such securities;

                  (5) the term "Incumbent Director" means a director of the Company (x) who was a director of the Company on May 7, 2003 or (y) who becomes a director subsequent to such date and whose election, or nomination for election by the Company's shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director shall not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

                  (6) the term "election contest" is used as it is defined for purposes of Rule 14a-11 under the Exchange Act;

                  (7) the term "Business Combination" means (x) a merger or consolidation involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

                  (8) the term "parent corporation resulting from a Business Combination" means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries; and

                  (9) the term "Major Asset Disposition" means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the Incumbent Directors.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMON STOCK" means, subject to the provisions of Section 7.3, the presently authorized common stock, $0.01 par value, of the Company.

                  "COMPANY" means CenterPoint Energy, Inc., a Texas corporation, and any successor thereto.

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                  "DIVIDEND EQUIVALENTS" means, with respect to shares of Common
         Stock issued or delivered at the end of the Restriction Period applicable to a Stock Award, an amount equal to all dividends and other distributions (or the economic value thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.

                  "OUTSIDE DIRECTOR" means a person who is a member of the Board on an Annual Award Date and who is not a current employee of the Company or a Subsidiary.

                  "PLAN" means the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as set forth herein and as from time to time amended.

                  "RESTRICTION PERIOD" means the period of time beginning as of the grant date of a Stock Award and ending on the third anniversary of the grant date or such earlier time at which the Common Stock subject to such Stock Award is no longer subject to forfeiture provisions as provided in Section 5.3.

                  "STOCK AWARD" means an award of the right to receive shares of Common Stock granted by the Company to an Outside Director pursuant to, and subject to the terms, conditions and limitations specified in,
         Article V.

                  "SUBSIDIARY" means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

                                   ARTICLE III

                   SHAREHOLDER APPROVAL, RESERVATION OF SHARES
                             AND PLAN ADMINISTRATION

         3.1 Shareholder Approval: This Plan was originally effective as of May 22, 1996, and approved by the shareholders of the Company at the May 22, 1996 Annual Meeting of Shareholders ("Prior Plan"). The Plan, as amended and restated, shall become effective as of May 7, 2003, only if approved by the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Common Stock present and entitled to vote at the May 7, 2003 Annual Meeting of Shareholders. This Plan, as amended and restated, shall automatically terminate should such shareholder approval not be obtained (and the Prior Plan as in effect immediately prior to May 7, 2003, shall continue in operation as then in effect).

         3.2 Shares Reserved Under Plan: The aggregate number of shares of Common Stock which may be issued or delivered under this Plan shall not exceed 350,000 shares, subject to adjustment as hereinafter provided. All or any part of such 350,000 shares may be issued pursuant to Stock Awards. The shares of Common Stock which may be granted pursuant to Stock Awards may consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and which shall have been heretofore or are hereafter reacquired by the Company. The number of shares of Common Stock that are subject to Stock Awards under this Plan that are forfeited or terminated shall again immediately become available for Stock Awards hereunder. The Board may from time to time adopt and observe such

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procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The total number of shares authorized under this Plan shall be subject to increase or decrease in order to give effect to the adjustment provision of Section 7.3 and to give effect to any amendment adopted as provided in Section 6.1.

         3.3      Plan Administration:

                  (a) This Plan shall be administered by the Board. Subject to the provisions hereof, the Board shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Board shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Stock Award in the manner and to the extent the Board deems necessary or desirable. Any decision of the Board in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board may engage in or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

                  (b) No member of the Board or officer of the Company to whom the Board has delegated authority in accordance with the provisions of this Section shall be liable for anything done or omitted to be done by him or her, by any member of the Board or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

                                   ARTICLE IV

                              PARTICIPATION IN PLAN

         4.1 Eligibility to Receive Stock Awards: Stock Awards under this Plan shall be granted only to persons who are Outside Directors who are eligible to receive awards under Section 5.1 and/or 5.2.

         4.2 Participation Not a Guarantee of Continuing Service as a Member of the Board: Nothing in this Plan shall in any manner be construed to
(a) limit in any way the right or power of the Company's stockholders to remove an Outside Director, without regard to the effect of such removal on any rights such Outside Director would otherwise have under this Plan, or (b) give any right to such an Outside Director (i) to be nominated for reelection or to be reelected as such and/or (ii) after ceasing to be an Outside Director, to receive any shares of Common Stock of the Company under this Plan to which such Outside Director is not entitled under the express provisions of this Plan.

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                                   ARTICLE V

                                  STOCK AWARDS

         5.1 Initial Awards: On or after the date an individual first becomes an Outside Director, at the discretion of the Board, such Outside Director may be granted a one-time, initial Stock Award consisting of the right to receive up to, but not to exceed, 5,000 shares of Common Stock, as determined by the Board, with such award subject to the terms, conditions and limitations set forth in this Plan; provided, however, that such Outside Director is then in office as of the grant date of such initial Stock Award. Any Stock Award under this Section 5.1 shall be in addition to, and not in lieu of, any Stock Award granted under Section 5.2.

         5.2 Annual Awards: As of each Annual Award Date, at the discretion of the Board, each Outside Director then in office may be granted a Stock Award consisting of the right to receive up to, but not to exceed, 5,000 shares of Common Stock, as determined by the Board, with such awards subject to the terms, conditions and limitations set forth in this Plan.

         5.3 Vesting of Stock Awards: Each Stock Award granted under this Plan shall be subject to a Restriction Period and shall vest in increments of one-third (1/3) of the total number of shares of Common Stock that are subject thereto on the first, second and third anniversaries of the grant date of the Stock Award such that all shares of Common Stock that are subject thereto shall be fully vested on the third anniversary of such grant date. Notwithstanding the foregoing, a Stock Award shall become immediately vested in full with respect to all shares of Common Stock that are subject to a Stock Award as of such date (a) if the Outside Director terminates his or her status as a member of the Board by reason of the Outside Director's death or (b) upon the date of a Change of Control. If an Outside Director's service on the Board is terminated for any reason whatsoever, other than due to death or a Change of Control, all rights to the unvested portion of his or her Stock Award(s) as of such termination date shall be immediately and completely forfeited as of such termination date. For purposes of this Plan, an Outside Director's service on the Board shall be deemed to have terminated at the close of business on the day preceding the first date on which he or she ceases to be a member of the Board, unless his or her termination of service on the Board occurs on or after attaining age 70, in which case the Outside Director's termination date shall be deemed to be the last day of the year in which such termination occurs.

         5.4 Form of Award: Upon vesting in accordance with Section 5.3, the number of vested shares of Common Stock subject to the Stock Award shall be registered in the name of the Outside Director and certificates representing such Common Stock (unless the Company shall elect to use uncertificated shares) shall be delivered to the Outside Director as soon as practicable after the date upon which the Outside Director's right to such shares vested. Upon delivery of the vested shares of Common Stock pursuant to this Section, the Outside Director shall also be entitled to receive a cash payment equal to the sum of all Dividend Equivalents, if any.

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                                   ARTICLE VI

                        AMENDMENT AND TERMINATION OF PLAN

         6.1 Amendment, Modification, Suspension or Termination: The Board may from time to time amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is determined to be required by applicable legal requirements or the listing standards of the New York Stock Exchange.

         6.2      Termination: Subject to satisfaction of the requirements of
Section 3.1, this Plan shall continue indefinitely until all shares of Common Stock authorized for issuance or delivery hereunder by Section 3.2 hereof have been issued, except the Board may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. No Stock Awards may be granted after this Plan has terminated. The termination of the Plan shall not affect the applicability of any provision of the Plan to Stock Awards made prior to such termination.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         7.1 Restrictions Upon Grant of Stock Awards: The listing on the New York Stock Exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be granted pursuant to this Plan (whether to permit the grant of Stock Awards or the resale or other disposition of any such shares of Common Stock by or on behalf of the Outside Directors receiving such shares) may be necessary or desirable and, in any such event, if the Company so determines, issuance or delivery of such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933, as amended, other than on Form S-8, as presently in effect, or other such forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

         7.2 Restrictions Upon Resale of Unregistered Stock: If the shares of Common Stock that have been transferred to an Outside Director pursuant to the terms of this Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Outside Director, if the Company deems it advisable, may be required to represent and agree in writing (a) that any shares of Common Stock acquired by such Outside Director pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act and (b) that such Outside Director is acquiring such shares of Common Stock for such Outside Director's own account and not with a view to the distribution thereof.

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         7.3      Adjustments: In the event of any subdivision or combination of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or other stock split, then (a) the number of shares of Common Stock reserved under this Plan and (b) the number of shares delivered under Section 5.4 on any date occurring after the applicable record date or effective date shall be proportionately adjusted to reflect such transaction.

         7.4 Withholding of Taxes: Unless otherwise required by applicable federal or state laws or regulations, the Company shall not withhold or otherwise pay on behalf of any Outside Director any federal, state, local or other taxes arising in connection with a Stock Award under this Plan. The payment of any such taxes shall be the sole responsibility of each Outside Director.

         7.5 Governing Law: This Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Texas, except as federal law may apply.

         7.6      Unfunded Status of Plan; Establishment of Stock Award Account:
This Plan shall be an unfunded plan. The grant of shares of Common Stock pursuant to a Stock Award under this Plan shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the accrual in favor of the Outside Director of the unfunded and unsecured right to receive shares of Common Stock of the Company, which right shall be subject to the terms, conditions and restrictions set forth in the Plan. Such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to establish any special or separate fund or reserve or to make any other segregation of assets to assure the issuance of any shares of Common Stock granted under this Plan. Except as otherwise provided in this Plan, the shares of Common Stock credited to the Outside Director's bookkeeping account may not be sold, assigned, transferred, pledged or otherwise encumbered until the Outside Director has been registered as the holder of such shares of Common Stock on the records of the Company as provided in Section 5.4. Neither the Company nor the Board shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

         7.7 No Assignment or Transfer: No rights to receive Stock Awards under the Plan shall be assignable or transferable by an Outside Director except by will or the laws of descent and distribution.

                                                        CENTERPOINT ENERGY, INC.

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